         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1999
================================================================================

                                                       REGISTRATION NO. 33-63101

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             FIRSTMERIT CORPORATION
             (Exact name of registrant as specified in its charter)

         OHIO                                           34-1339938
(State of incorporation)                    (I.R.S. Employer Identification No.)

     III CASCADE PLAZA, AKRON OHIO                                     44308
(Address of Principal Executive Offices)                             (Zip Code)

 FIRSTMERIT CORPORATION AND AFFILIATES EMPLOYEES' SALARY SAVINGS RETIREMENT PLAN
                            (Full Title of the Plan)

                                TERRY E. PATTON,
           SENIOR VICE PRESIDENT AND SECRETARY, FIRSTMERIT CORPORATION
                      III CASCADE PLAZA, AKRON, OHIO 44308
                                 (330) 996-6300
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                    COPY TO:

                                 KEVIN C. O'NEIL
                                BROUSE MCDOWELL
                            500 FIRST NATIONAL TOWER
                                AKRON, OHIO 44308
                                 (330) 434-5207

                         Calculation of Registration Fee

====================================================================================================================
Title of securities to       Amount to be         Proposed maximum       Proposed maximum          Amount of
     be registered            registered         offering price per     aggregate offering      registration fee
                                                       share                  price
--------------------------------------------------------------------------------------------------------------------
Common Stock,           600,000 Shares                26.50(3)              $15,900,000             $4,420.20
no par value(1,2)
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the employee benefit plan described herein (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices reported on The Nasdaq Stock Market for the Common Stock of FirstMerit Corporation on April 19, 1999.

(3) Includes associated rights (the "Rights") to purchase the FirstMerit Common Stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the FirstMerit Common Stock, and trade with the FirstMerit Common Stock.

================================================================================

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission under the Exchange Act by the Company (File No. 0-10161) are hereby incorporated by reference into this Registration Statement Amendment:

        a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 22, 1999;

        b) The portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held April 21, 1999 that have been incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

        c) The Company's Current Reports on Form 8-K filed with the Commission on March 5, 1999, April 20, 1999 and April 21, 1999; and

        d) (i) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on September 10, 1998, and (ii) the description of the rights issued pursuant to the FirstMerit Shareholders Rights Agreement, dated as of October 23, 1993, by and between the Company and FirstMerit Bank, N.A., as rights agent, as amended and restated May 20, 1998, contained in Amendment No. 2 to the Company's Registration Statement on Form 8-A with respect thereto filed with the Commission on June 22, 1998; and any further amendment or report filed for the purpose of updating the description.

         All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of the Company's Common Stock to be issued by the Company under the Plan has been passed upon for the Company by its counsel, Brouse McDowell, a Legal Professional Association ("Brouse McDowell"). Philip A. Lloyd II, a director and shareholder of the Company, is a shareholder of Brouse McDowell. Kevin C. O'Neil is a shareholder of Brouse McDowell, and the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Article Sixth of the Amended and Restated Articles of Incorporation of the Company, the Company may indemnify any director or officer, any former director or officer of the Company and any person who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for therein is not deemed to restrict the right of the Company to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Company, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Company.

         The rights provided in Article Sixth are in addition to any rights provided by contract or as a matter of law. Ohio Revised Code Section 1701.13(E) includes indemnification provisions similar to Article Sixth. Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

         In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. The Company presently has contracts with each of its directors and key officers and maintains insurance for the benefit of persons entitled to indemnification.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

4.1 Shareholders Rights Agreement dated October 21, 1993, between FirstMerit Corporation and FirstMerit Bank, N.A., as amended and restated May 20, 1998 (incorporated by reference from Exhibit 4 to the Form 8-A/A filed by the registrant on June 22, 1998)

4.2 Instrument of Assumption of Indenture between FirstMerit Corporation and NBD Bank, as Trustee, dated October 23, 1998 regarding FirstMerit Corporation's 6 1/4% Convertible Subordinated Debentures, due May 1, 2008 (incorporated by reference from Exhibit 4(b) to the Form 10-Q filed by the registrant on November 13, 1998)

4.3 Supplemental Indenture, dated as of February 12, 1999, between FirstMerit and Firstar Bank Milwaukee, National Association, as Trustee relating to the obligations of the FirstMerit Capital Trust I, fka Signal Capital Trust I (incorporated by reference from Exhibit 4.3 to the Form 10-K filed by the registrant on March 22, 1999)

4.4 Indenture dated as of February 13, 1998 between Firstar Bank Milwaukee, National Association, as trustee and Signal Corp (incorporated by reference from Exhibit 4.1 to the Form S-4, No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.5 Amended and Restated Declaration of Trust of FirstMerit Capital Trust I, fka Signal Capital Trust I, dated as of February 13, 1998 (incorporated by reference from Exhibit 4.5 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.6     Form Capital Security Certificate (incorporated by reference from
        Exhibit 4.6 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.7 Series B Capital Securities Guarantee Agreement (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.8 Form of 8.67% Junior Subordinated Deferrable Interest Debenture, Series B (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

5.1     Opinion of Brouse McDowell

23.1    Consent of Brouse McDowell (included in Exhibit 5.1)

23.2    Consent of PricewaterhouseCoopers, L.L.P.

24.     Limited Power of Attorney

ITEM 9.      UNDERTAKINGS

         (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The Company undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 33-63101 to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Akron, State of Ohio, on April 21, 1999.

                                                   FirstMerit Corporation

                                                   By:/s/ John R. Cochran
                                                      --------------------------
                                                   John R. Cochran, Chairman and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement No. 33-63101 has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                    TITLE

/s/John R. Cochran                    Chairman and Chief Executive Officer
-----------------------------         (Principal Executive Officer) and Director
John R. Cochran

 /s/Austin J. Mulhern                 Senior Vice President, Finance and
-----------------------------         Administration (Chief Financial Officer
Austin J. Mulhern                     and Chief Accounting Officer)


Karen S. Belden*                      Director
-----------------------------
Karen S. Belden

R. Cary Blair*                        Director
-----------------------------
R. Cary Blair

John C. Blickle*                      Director
-----------------------------
John C. Blickle

Sid A. Bostic*                        Director
-----------------------------
Sid A. Bostic

Gary G. Clark*                        Director
-----------------------------
Gary G. Clark

Robert W. Briggs*                     Director
-----------------------------
Robert W. Briggs

Philip A. Lloyd, II*                  Director
-----------------------------
Philip A. Lloyd, II

Richard Colella*                      Director
-----------------------------
Richard Colella

Terry L. Haines*                      Director
-----------------------------
Terry L. Haines

Clifford J. Isroff*                   Director
-----------------------------
Clifford J. Isroff

Robert G. Merzweiler*                 Director
-----------------------------
Robert G. Merzweiler

Roger T. Read*                        Director
-----------------------------
Roger T. Read

Justin T. Rogers, Jr.*                Director
-----------------------------
Justin T. Rogers, Jr.

Richard N. Seaman*                    Director
-----------------------------
Richard N. Seaman

Jerry M. Wolf*                        Director
-----------------------------
Jerry M. Wolf

Charles F. Valentine*                 Director
-----------------------------
Charles F. Valentine

         *The undersigned, by signing his name hereto, does sign and execute this amendment to a registration statement on behalf of each of the indicated officers and directors of FirstMerit Corporation pursuant to a Power of Attorney executed by each such officer and director and filed with this registration statement.


Dated: April 21, 1999                                    /s/ Kevin C. O'Neil
                                                         -----------------------
                                                         Kevin C. O'Neil
                                                         Attorney-in-Fact

 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

               AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------


                             FIRSTMERIT CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



                                 ---------------

                                    EXHIBITS

                                 ---------------

                                  EXHIBIT INDEX

4.1 Shareholders Rights Agreement dated October 21, 1993, between FirstMerit Corporation and FirstMerit Bank, N.A., as amended and restated May 20, 1998 (incorporated by reference from Exhibit 4 to the Form 8-A/A filed by the registrant on June 22, 1998)

4.2 Instrument of Assumption of Indenture between FirstMerit Corporation and NBD Bank, as Trustee, dated October 23, 1998 regarding FirstMerit Corporation's 6 1/4% Convertible Subordinated Debentures, due May 1, 2008 (incorporated by reference from Exhibit 4(b) to the Form 10-Q filed by the registrant on November 13, 1998)

4.3 Supplemental Indenture, dated as of February 12, 1999, between FirstMerit and Firstar Bank Milwaukee, National Association, as Trustee relating to the obligations of the FirstMerit Capital Trust I, fka Signal Capital Trust I (incorporated by reference from Exhibit 4.3 to the Form 10-K filed by the registrant on March 22, 1999)

4.4 Indenture dated as of February 13, 1998 between Firstar Bank Milwaukee, National Association, as trustee and Signal Corp (incorporated by reference from Exhibit 4.1 to the Form S-4, No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13,
         1998)

4.5 Amended and Restated Declaration of Trust of FirstMerit Capital Trust I, fka Signal Capital Trust I, dated as of February 13, 1998 (incorporated by reference from Exhibit 4.5 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.6      Form Capital Security Certificate (incorporated by reference from
         Exhibit 4.6 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

4.7 Series B Capital Securities Guarantee Agreement (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13,
         1998)

4.8 Form of 8.67% Junior Subordinated Deferrable Interest Debenture, Series B (incorporated by reference from Exhibit 4.7 to the Form S-4 No. 333-52581-01, filed by FirstMerit Capital Trust I, fka Signal Capital Trust I, on May 13, 1998)

5.1      Opinion of Brouse McDowell

23.1     Consent of Brouse McDowell (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers, L.L.P.